UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to its previously announced succession plan, on July 1, 2005, Marshall N. Morton succeeded J. Stewart Bryan III as Media General’s chief executive officer and simultaneously assumed the title of president. Mr. Morton, 59, previously served as the Company’s chief financial officer and held the title of vice-chairman. Mr. Bryan, 66, will continue to serve as the Company’s chairman. Also on July 1, 2005, the Company’s treasurer, John A. Schauss, 49, assumed the additional title of vice-president of finance and will serve as chief financial officer. O. Reid Ashe, 56, assumed the title of executive vice president and continues to serve as chief operating officer. Stephen Y. Dickinson, 59, assumed the additional responsibility of chief accounting officer, a position previously held by Mr. Morton, and continues to serve as controller.

Mr. Morton served as Media General’s chief financial officer since August 1989 when he joined the Company as senior vice president. Mr. Morton was elected to Media General’s Board of Directors in 1997 and serves on its executive committee. He became vice-chairman in July 2001 and served in that capacity until becoming president. Prior to joining Media General, he held a number of financial positions with West Point Pepperell, Inc. He has been an officer of the Company since 1989.

Mr. Ashe joined Media General in 1996 as the president and associate publisher of The Tampa Tribune and became its publisher in 1997. He became an officer of the Company and assumed his chief operating officer responsibilities in 2001. He was elected to the Board of Directors in 2002 and serves on its executive committee.

Mr. Schauss joined Media General in February 2001 as treasurer. He previously was deputy treasurer of George Washington University in Washington, D.C., and before that, chief operating officer of Eastern College in St. Davids, Pennsylvania. Mr. Schauss has also held executive-level administrative and financial positions at Tulane University in New Orleans. He has been an officer of the Company since 2001.

Mr. Dickinson has been Media General’s controller since 1993; prior to that, he held other financial positions at the Company including assistant controller and corporate tax director. Prior to joining Media General, Mr. Dickinson was a principal at Ernst & Young LLP. He has been an officer of the Company since 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)
Date: July 1, 2005
/s/ John A. Schauss
John A. Schauss
Vice President, Treasurer and Chief Financial Officer